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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Virage Logic Corporation, pertaining to the registration of 210,000 shares of its common stock and to the incorporation by reference therein of our report dated October 30, 2000, with respect to the consolidated financial statements and schedules of Virage Logic Corporation included in its Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

San Jose, California
September 24, 2002